Chico’s FAS, Inc. • 11215 Metro Parkway • Fort Myers, Florida 33912 • (239) 277-6200 • Fax: (239) 277-5237
For Immediate Release

Executive Contacts:
Charles J. Kleman	F. Michael Smith
Chief Financial Officer	Vice President
Chico’s FAS, Inc.	Investor and Community Relations
(239) 274-4105	Chico’s FAS, Inc.
(239) 274-4797
Chico’s FAS, Inc. Announces September Sales Trend
     Fort Myers, FL - September 26, 2005 - Chico’s FAS, Inc. (NYSE: CHS) today announced solid sales trends despite the impact of hurricanes during the month. Same store sales for the month of September are currently in the mid double digit percent range, with the Chico’s brand same store sales in the high single to low double digit percent range and the White House | Black Market brand in the mid fifty percent range.
     The Company sustained limited damage to its stores from Hurricanes Katrina and Rita. Six stores remain closed in the New Orleans area, while numerous others are running at reduced sales levels as the areas continue to recover. The Company operates 13 stores in Louisiana and 27 along the Gulf Coast of Texas.
     Scott A. Edmonds, President and CEO, said, “We are pleased to see that our same store and overall sales levels have remained solid during this period as we respond to the effects of the hurricanes. Our Fall line has been well received and we have seen better than expected gross margins early in the season. Our hearts go out to the people in New Orleans and along the Gulf Coast. To that end, our associates have contributed over $100,000 to help associates in the Chico’s, White House | Black Market, and Soma family, as well as the American Red Cross. The Company will also match the associate contributions as part of a long-standing commitment to our corporate social responsibility.”
     The Company is a specialty retailer of private label, sophisticated, casual-to-dressy clothing, intimates, complementary accessories, and other non-clothing gift items. The Company operates 723 women’s specialty stores, including stores in 47 states, the District of Columbia, the U.S. Virgin Islands and Puerto Rico operating under the Chico’s, White House | Black Market and Soma by Chico’s names. The Company owns 481 Chico’s front-line stores, 28 Chico’s outlet stores, 185 White House | Black Market front-line stores, 6 White House | Black Market outlet stores and 10 Soma by Chico’s stores; franchisees own and operate 13 Chico’s stores.
     Certain statements contained herein, including without limitation, statements addressing the beliefs, plans, objectives, estimates or expectations of the Company or future results or events constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements involve known or unknown risks, including, but not limited to, general economic and business conditions, and conditions in the specialty retail industry. There can be no assurance that the actual future results, performance, or achievements expressed or implied by such forward-looking statements will occur. Users of forward-looking statements are encouraged to review the Company’s latest annual report on Form 10-K, its filings on Form 10-Q, management’s discussion and analysis in the Company’s latest annual report to stockholders, the Company’s filings on Form 8-K, and other federal securities law filings for a description of other important factors that may affect the Company’s business, results of operations and financial condition. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that projected results expressed or implied in such statements will not be realized.
For more detailed information, please call (877) 424-4267 to listen to the Company’s monthly sales information and investor relations line
A copy of a slide show addressing the Company’s recent financial results and current plans for expansion is available on the Company’s website at http://www.chicos.com in the investor relations section
Additional investor information on Chico’s FAS, Inc. is available free of charge on the Company’s website at http://www.chicos.com in the investor relations section